UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2010, TRX Inc., (“TRX”) executed a third letter of amendment (the “Amendment”) to the Master Service Agreement between TRX and Expedia, Inc. (“Expedia”), dated January 1, 2007 and amended on March 30, 2007, February 19, 2009 and December 23, 2009 (the “Agreement”). The Amendment, effective October 15, 2010, extends the initial term of the Agreement to December, 31 2012, updates certain pricing terms of the Agreement through calendar year 2012, and further defines the scope of work for certain processes under the Agreement.

We expect that 2010 revenues from Expedia will be consistent with 2009 levels, and that 2011 revenues from Expedia will be approximately one-half their current-year level. We can give no assurance that we will retain any business from Expedia during the renewal term or beyond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: November 5, 2010	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer